Exhibit 99.13

PRESS RELEASE

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2-Track Global, Inc.

35 Argo House, Kilburn Road

London, U.K. NW6 5LF

011-44-20-7644-0472

Contact:Mike Jung, CEO, CFO

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FOR IMMEDIATE RELEASE

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2-Track Global Inc announce execution of agreement with

Saracom, a KOSDAQ listed company in Korea

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NEW YOUK - BUSINESS WIRE (December 14 2005) 2-Track Global Inc (TOTG) today announced that its wholly owned subsidiary 2-Track Limited has entered into an agreement with Saracom, a company that is listed on the Korean Stock Market. The agreement provides for collaboration between the parties to develop the existing 2-Track systems technology and in particular by developing the solution for tracking primarily marine vessels and associated assets for the 2-Track "Starfish" generation of products. Under the terms of the arrangement, Saracom will be responsible for the adaptation, coupling and configuration of the product thereby ensuring that it meets the international levels of functionality and compliance required by 2-Track.

Mike Jung, President of 2-Track Global, commented saracom is a major player in this industry and is known for its ingenuity in designing and manufacturing commercial marine components for use with tracking and monitoring solutions such as ours. This is an important agreement for the company and I would anticipate that we would have a long term co-operation with Saracom as there are many areas of synergy between our respective businesses. We undertook a considerable review of the capabilities of Saracom prior to entering into this agreement and after a period of evaluation we have no doubt that they are the leading player in the Far Eastern market. Being a company that is already listed on the stock market also provides us with the financial strength that we require for our partnership.

Mr Gun Lim of Saracom commented "This is an important step for the company. 2-Track has very exciting technology that has global implications for shipping, marine and asset security worldwide.?It is nice to conclude an agreement between two listed companies and we have had our eyes on 2-Track's evolution for the last two years. We are delighted to execute this agreement with 2-Track and I am sure that it will be the first of many. It presents a unique opportunity for both companies to harness their own product development and skills into the same project"

2-Track Global Inc (TOTG) is a technology development and marketing company which owns, operates and licences proprietary telematics solutions combining hardware and software applications run over wireless or satellite networks to deliver remote security management of marine and cargo fleets (including consumer solutions aimed at the leisure, marine and domestic security markets) and commercial vehicle plant and machinery management and security. The company has communications architecture technology which provides global logistics solutions for the remote monitoring of freight containers over multiple transport mores.

This press release includes certain statements, known as "forward-looking statements", which express the current expectations of 2-Track Global management. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect 2-Track Global Inc and its subsidiary businesses and prospects and cause actual results to differ materially from these forward-looking statements. Unanticipated product manufacturing and delivery issues, customer order push-outs or cancellations and product performance could cause actual results to differ materially from those currently anticipated as expressed in this press release. These risks and other risk factors relating to 2-Track Global Inc are described more fully in the most recent Form 8-K filed by 2-Track Global Inc and other filings from time to time with the Securities and Exchange Commission.

Contact:

for 2-Track Global Inc

Jay Shin,

+44 20 7644 0472

http://www.2-trackglobal.com